EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT
-------------------------------------------------------

We consent to the incorporation by reference in the Registration Statement of NAPCO Security Systems, Inc. on Form S-8 [File No. 333-14743] of our report dated September 12, 2007, with respect to our audits of the consolidated financial statements and related consolidated financial statement schedule of NAPCO Security Systems, Inc. as of June 30, 2007 and 2006 and for the years ended June 30, 2007, 2006 and 2005 and our report dated September 12, 2007 with respect to our audit of the effectiveness of internal control over financial reporting of NAPCO Security Systems, Inc. as of June 30, 2007, which reports are included in this Annual Report on Form 10-K of NAPCO Security Systems, Inc. for the year ended June 30, 2007.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of material weaknesses.

/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP
Melville, New York
September 27, 2007